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                                                                   EXHIBIT 10.16

                                 April 12, 2002

         RE: SETTLEMENT AND RELEASE AGREEMENT, DATED APRIL 12, 2002 (THE "SETTLEMENT AGREEMENT"), AMONG SECURICOR PLC ("SECURICOR"), SECURICOR GEORGIA, INC., ARGENBRIGHT HOLDINGS LIMITED, ARGENBRIGHT SECURITY, INC., THE ADI GROUP LIMITED, AHL SERVICES, INC. ("AHL"), ARGENBRIGHT, INC. AND AHL EUROPE LIMITED ---

Dear Frank:

         In consideration of your participation in our settlement with Securicor and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AHL is issuing to you a promissory note, in the form attached as Exhibit "A" hereto (the "Note"), evidencing AHL's obligation to pay you U.S. $5,000,000 (the "Settlement Amount") on the terms set forth in the Note. All capitalized terms used in this letter which are not otherwise defined herein shall have the same respective meanings assigned to those terms in the Settlement Agreement.

         AHL hereby represents and warrants to you that AHL is prohibited from repaying any amount owed to Securicor pursuant to the Settlement Agreement or pursuant to the $10 Million Note, the $10 Million Interest Advance Note, the $3 Million Note and the $3 Million Interest Advance Note until all amounts owing to the lenders (the "Lenders") pursuant to AHL's Third Amended and Restated Credit Agreement, dated the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), have been repaid and the Lenders' Commitments thereunder have been terminated. AHL's obligation to pay you the Settlement Amount is, and the Note shall be, AHL's general, unsecured obligation. AHL shall not be obligated to pay you interest with respect to the Settlement Amount or the Note.

         You may negotiate, assign, transfer, pledge and/or hypothecate the Note to secure your repayment of indebtedness. This letter agreement shall be binding on and enforceable by our respective successors and assigns.

         Please indicate your agreement to the terms hereof by executing and returning a copy of this letter.


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                                                     Sincerely,

                                                     AHL Services, Inc.



                                                     By:
                                                        ------------------------

AGREED:



--------------------------------
Frank A. Argenbright, Jr.

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                                                                       EXHIBIT A

                                 PROMISSORY NOTE

$5,000,000                                                        April 12, 2002
                                                                Atlanta, Georgia

         FOR VALUE RECEIVED, AHL SERVICES, INC. (hereinafter referred to as the "Maker") hereby promises to pay to the order of MR. FRANK ARGENBRIGHT, JR. (hereinafter referred to as "Payee"), at 3343 Peachtree Road, NE, Suite 1100, Atlanta, Georgia, the principal sum of FIVE MILLION AND NO/100'S ($5,000,000.00), in accordance with the terms of payment set forth below. The payment of the principal amount hereof shall be made without setoff, counterclaim or other deduction whatsoever.

         NON-INTEREST BEARING OBLIGATION; UNSECURED OBLIGATION; EXPRESS
SUBORDINATION: The unpaid principal amount of this Note shall not bear interest. The Maker's obligation to pay the principal amount of this Note is the Maker's general unsecured obligation. The Maker shall make no payment, and no holder or owner of this Note shall accept any payment with respect to the unpaid principal amount of this Note until (i) all amounts owing to the lenders (the "Lenders") pursuant to that certain Third Amended and Restated Credit Agreement, dated the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), shall have been repaid in full and the Lender's Commitments (as defined in the Credit Agreement) have been terminated and (ii) all amounts owed to Securicor plc pursuant to that certain Settlement and Release Agreement, dated the date hereof (the "Settlement Agreement"), among Securicor plc, Maker and certain affiliates of Maker or pursuant to the $10 Million Note, the $10 Million Interest Advance Note, the $3 Million Note or the $3 Million Interest Advance Note (as such terms are defined in the Settlement Agreement, collectively, the "Securicor Notes") have been paid in full. The provisions of this paragraph may be enforced by (i) the Administrative Agent (as defined in the Credit Agreement) on behalf of the Lenders and (ii) Securicor plc against any owner or holder of this Note.

         TERMS OF PAYMENT: Provided that (i) Maker has repaid all amounts owing to the Lenders and the Lenders' Commitments have been terminated and (ii) Maker has repaid all amounts owing to Securicor pursuant to the Settlement Agreement and the Securicor Notes, Maker shall pay to Payee the amount of U.S. $5,000,000 on October 12, 2003. Notwithstanding the preceding sentence, if Maker repays the $10 Million Note (as defined in the Settlement Agreement) on or before the Early Payment Date (as defined in the Settlement Agreement), and if all amounts owing to the Lenders have been repaid, and the Lenders' Commitments pursuant to the Credit Agreement have been terminated, Maker shall pay to Payee the amount of U.S. $3,000,000 within three business days following its repayment of the $10 Million Note and shall pay Payee U.S. $2,000,000 within six months after its repayment of the $10 Million Note.


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         PREPAYMENT PROVISION: Subject to the limitations set forth above in this Note, Maker may prepay this Note in whole or in part at any time, from time to time and without penalty or premium.

         DEFAULT: If Maker fails to pay when due the outstanding principal amount hereof, Maker shall be in default hereunder. In the event of a default, and at the option of the holder hereof and without demand or notice of any kind, the total unpaid balance of the principal hereof may be declared, and thereupon immediately shall become, due and payable and the Payee shall be entitled to exercise any and all rights and remedies arising under applicable law.

         WAIVER: Demand, presentment, notice, notice of demand, notice for payment, protest and notice of dishonor are hereby waived by Maker. Payee shall not be deemed to waive any of its rights hereunder unless such waiver be in writing and signed by Payee. Any failure on the part of Payee at any time to require the performance by Maker of any of the terms or provisions hereof, even if known, shall in no way affect the right thereafter to enforce the same, nor shall any failure of Payee to insist on strict compliance with the terms and conditions hereof be taken or held to be a waiver of any succeeding breach or of the right of Payee to insist on the strict compliance with the terms and conditions hereof.

         COSTS OF COLLECTION: In the event that Payee institutes legal proceedings to enforce this Note or refers the same to an attorney-at-law for enforcement or collection after default or maturity, Maker agrees to pay to Payee, in addition to any indebtedness due and unpaid, all reasonable costs and expenses of such proceedings, including reasonable attorneys' fees not to exceed fifteen percent (15%) of the then outstanding debt.

         REMEDIES CUMULATIVE: All remedies conferred upon Payee by this Note or any other instrument or agreement connected herewith or related hereto shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Payee's option.

         TERMS: The term "Maker" as used herein shall include the successors, representatives, heirs, and assigns of the Maker. The term "Payee" as used herein shall include the successors, representatives, heirs, and assigns of Payee.

         MISCELLANEOUS: This Note shall be governed by, and construed in accordance with, the laws of the State of Georgia. TIME IS OF THE ESSENCE OF THIS NOTE. This Note may not be modified, amended or supplemented without the prior written consent of the Administrative Agent and Securicor plc. The Payee may negotiate, assign, transfer, pledge and/or hypothecate this Note to secure the repayment of indebtedness.


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         IN WITNESS WHEREOF, Maker has signed, sealed and delivered this Note on the date first hereinabove written.

                                                MAKER:

                                                AHL SERVICES, INC.



                                                By:
                                                   -----------------------------
                                                   Name: A Clayton Perfall
                                                         Chief Executive Officer